Exhibit 4.26

Confidential Treatment Requested by China Finance Online Co. Limited
北京富华创新科技发展有限责任公司 [Date]
FUHUA INNOVATION TECHNOLOGY DEVELOPMENT CO., LTD.
9th Floor of Tower C, Corporate Square
No. 35 Financial Street, Xicheng District
Beijing 100140, China

Attn: Ms Jackie Wu

Dear Sirs

SUPPLY OF REAL-TIME HANG SENG FAMILY OF INDEXES

We are pleased to set out below the mutually agreed terms and conditions ("this Agreement") for the supply by Hang Seng Indexes Company Limited (the "Company") to北京富华创新科技发展有限责任公司 (also known as FUHUA INNOVATION TECHNOLOGY DEVELOPMENT CO., LTD.) (the "Information Vendor") and its wholly-owned subsidiaries as listed in Schedule 1 (the “Subsidiaries”) of the real-time Hang Seng family of indexes as set out in Schedule 2 (the “Indexes”) together with time label on a real-time basis (the "Information"):-

1.	This Agreement shall take effect from 1 January 2013 and shall continue until 31 December of the same year and thereafter shall continue annually subject to Clause 7 hereof (“the Term”).

2.	(a)
For the sole purpose of enabling the Information Vendor and the Subsidiaries to disseminate the Information only to persons subscribing for the Services ("Subscribers") through the Systems and Services as set out in Schedule 3, the Company allows the Information Vendor and the Subsidiaries, on a non-exclusive basis, to receive the Information via an automated data feed, connected to an information provider as may be notified to the Company, throughout the Term on each and every business day during such time when the Indexes shall be calculated and disseminated.  The Company reserves the right to designate an information provider through which the Information Vendor and the Subsidiaries shall receive the Information.

(b)	The Information Vendor shall pay to the Company the relevant fees and charges as set out in Schedule 4 in respect of the supply of the Information for the Term.

(c)
In the event, for whatever reasons, the Information Vendor and/or the Subsidiaries decide(s) not to use or refer to any of the Information supplied pursuant to this Agreement, no refund shall be made of any part of the fees and charges already paid pursuant to Clause 2(b) above.

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(d)
For the avoidance of doubt, the Company shall be entitled to revise such fees and charges by giving the Information Vendor no less than three months' written notice prior to the due date of the revised fees and charges.  Such revision includes without limitation the right to introduce additional fees and charges tocover any new or existing types of services or to modify the basis for calculating any fees and charges.

(e)
The Information Vendor undertakes that each of the Subsidiaries shall comply with the provisions as set out in Clauses 3 to 6 of the Agreement applicable to the Information Vendor and for such purpose, reference to “Information Vendor” in the aforesaid Clauses shall be construed as reference to “Subsidiaries” and such Clauses shall be interpreted accordingly.

(f)
If any of the Subsidiaries ceases to be a wholly-owned subsidiary of the Information Vendor, the Information Vendor undertakes to notify the Company as soon as practicable and not to disseminate the Information to such Subsidiaries except with the Company’s prior written approval.

3.	The Information Vendor shall be responsible for all technical matters involved in the reception of the Information and for all costs and expenses incurred or to be incurred in connection therewith.

4.
The Information Vendor acknowledges all rights (including intellectual property rights) in the Information and in all the names of the Indexes are owned by Hang Seng Data Services Limited and the Company and that the Information is supplied to the Information Vendor by the Company with authority of Hang Seng Data Services Limited.  The Information Vendor further acknowledges that they have no proprietary or other right or interest in the Information other than as may be conferred by this Agreement.  The Information Vendor hereby undertakes to the Company that it will not do any act which may invalidate or jeopardise the existence and/or ownership of such rights and that it will not use the Information in any way other than as is authorised by this Agreement.

5.
The Information Vendor shall not disseminate the Information or any part thereof unless the same shall be identical to the numerical figures supplied by the Company to the Information Vendor at the relevant time and the Information Vendor shall take all necessary action to prevent any of its employees and agents from doing so.

6.	(a)
The Information Vendor acknowledges and agrees that the Company does not warrant, represent or guarantee the accuracy, completeness and/or consistency of the Information and no warranty, representation or guarantee of any kind whatsoever relating to the Information is given or may be implied and that the Company is not liable to the Information Vendor, its Subscribers or other parties for any cause of action whatever its juristic nature (whether in contract, tort or statutory or

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otherwise and whether or not similar to any of the foregoing) for or in respect of any loss or damage incurred or suffered by any of them arising from any act or omission on the part of the Company, its officers, employees or agents or in connection with the Information, its compilation, dissemination and/or ultimate use.

(b)
The Company shall not be liable for any failure to supply the Information or any part thereof due to any mechanical failure, power failure, malfunction, breakdown, interruption or inadequacy of equipment or installation in connection with the supply of the Information, Acts of God, government controls or restrictions or any other causes beyond the reasonable control of the Company.

(c)
The Information Vendor hereby undertakes to indemnify the Company and to keep the Company indemnified and to hold the Company harmless in all respects against any loss, damage, cost, claim, expense, demand, liability or other consequences of whatsoever nature which the Company may at any time or from time to time incur or suffer as a result of entering into this Agreement with the Information Vendor or the supply of the Information or any part thereof to the Information Vendor pursuant to the terms and conditions hereunder provided that the Company shall notify the Information Vendor in writing immediately upon any claim made against the Company in circumstances in which the Company is entitled to claim under this indemnity and furnish the Information Vendor with copies of such claim and provided further that no settlement nor compromise of any claim shall be made by the Company without the agreement of the Information Vendor in writing and that the Information Vendor shall have the right (but not the obligation) to participate actively at its own cost and expense in the defence of such claim.

(d)
The Information Vendor covenants to and undertakes with the Company that the Information Vendor shall not disseminate the Information to any person (a "Recipient") on a real-time basis unless the Recipient has entered into the Information Vendor's standard agreement for such purpose.  In addition, the Information Vendor covenants and undertakes with the Company that:-

(i)
such standard agreement shall contain (a) a prohibition against the Recipient redisseminating the levels of the Indexes or any of them to any other person unless the Recipient has signed an application for the supply and use of the Information in such form as required by the Company from time to time together with the relevant licence fee made payable to "Hang Seng Indexes Company Limited" and obtained the prior consent from the Company.  For the purpose of this Clause 6(d), redissemination shall mean the dissemination of the Information by a Recipient to any other person after any edition, including but not limited to the addition, deletion or change of the layout of the Information as supplied by the Information Vendor to the Recipient; and (b)

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a provision to the effect that breach of the foregoing shall render the standard agreement between the Information Vendor and the Recipient terminated; and

(ii)
the Information Vendor shall notify the Company and submit to the Company the signed application and licence fee referred to in 6(d)(i) as soon as practicable after it has agreed to enter into such standard agreement with any Recipient and, in any case, shall not enter into such standard agreement until the Company has informed the Information Vendor that a particular Recipient's application was successful.

(e)
Without prejudice to the foregoing, nothing contained in this Agreement shall allow or be construed to allow the Information Vendor to disseminate the Information to any person which contravenes or is inconsistent with any local legal or regulatory requirement.

7.	This Agreement shall terminate:-

(a)	upon the expiry of three months' notice in writing given by either party to the other; or

(b)
immediately upon notice in writing given by the Company to the Information Vendor in the event of (i) any breach by the Information Vendor of any of the terms hereof and such breach has not been rectified or remedied by the Information Vendor within 14 days after notice in writing of the same has been given by the Company to the Information Vendor, or (ii) the filing of a petition by the Information Vendor to be wound up or the filing of a winding-up petition against the Information Vendor or (iii) the appointment of a receiver of all or any of the property or assets of the Information Vendor; or

(c)
immediately upon and simultaneous with the termination for whatever reason of all or any of the licence agreements pursuant to which the Company or the Information Vendor is authorised to disseminate the Information; or

(d)	immediately upon notice in writing given by the Company to the Information Vendor in the event that for whatever reason the Company ceases to calculate and disseminate the Information.

8.	The communication details of each party are as follows:-

The Company

Hang Seng Indexes Company Limited
22/F Hang Seng Bank Building
83 Des Voeux Road Central,
Hong Kong.

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Fax No.: 2845-8919
Attention: Vice President, Licensing

The Information Vendor

北京富华创新科技发展有限责任公司
Fuhua Innovation Technology Development Co., Ltd.
10/F, Central of Building 4, Saige Technology Park, Huaqiang North Road, Futian District, Shenzhen, 518028, China

Fax No.: 86 755 8839 4600
Attn: Ms Jackie Wu

9.
Other than as required by the terms of this Agreement, both parties shall keep the contents of this Agreement confidential and shall not disclose the same to any other person except as required by applicable law or an order from a court of competent jurisdiction or as requested by any regulatory authority or unless mutually agreed otherwise.

10.
This Agreement constitutes the entire agreement between the parties inter se in respect of the matters referred to herein to the exclusion of all other agreements or arrangements, whether oral or written, express or implied, and therefore supersedes any prior agreements or arrangements between the parties in respect of such matters.

11.
Unless otherwise expressly agreed in writing, the failure of either party to require performance by the defaulting party of any provision of this Agreement shall in no way affect its right to require performance of that or any other provision of this Agreement by the defaulting party and any waiver by either party of any breach by the defaulting party of any provision of this Agreement shall not be construed as a waiver of any continuing or later breach of such provision, a waiver of the provision itself or a waiver of any other right under this Agreement.

12.
The Information Vendor may not assign any of its rights and obligations under this Agreement without the prior consent in writing of the Company but, subject thereto, this Agreement shall be binding on and shall enure for the benefit of each party's successors and permitted assigns.

13.	Nothing in this Agreement shall be taken to constitute a partnership between the parties and neither of the parties shall have any authority to bind the other party.

14.	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

15.
The Information Vendor has entered into a licence agreement with the Company dated 27 February 2009 (the “Existing Agreement”). The Information Vendor and the Company agree that the Existing Agreement shall be terminated and replaced by this Agreement with effect on and from the Effective Date of this Agreement but without prejudice to any and all rights

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and remedies of the respective parties regarding any obligations and liabilities of the other parties under the Existing Agreement which have accrued prior to the termination of the Existing Agreement.

Please confirm your acceptance of the above terms and conditions with respect to the supply of the Information by signing and returning to us one copy of this Agreement.

Yours faithfully, For and on behalf of Hang Seng Indexes Company Limited _____________________________ Name: Title: Date:

We hereby confirm our acceptance
of the above terms and conditions.

For and on behalf of
北京富华创新科技发展有限责任公司
Fuhua Innovation Technology Development Co., Ltd.

Name: Title: Date:

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SCHEDULE 1

LIST OF WHOLLY-OWNED SUBSIDIARIES OF THE INFORMATION VENDOR

1.           上海美宁计算机软件有限公司
Shanghai Meining Computer Software Co., Ltd.

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         SCHEDULE 2

HANG SENG FAMILY OF INDEXES

1.	Hang Seng Index & Sub-indexes

2.	Hang Seng Composite Index Series

3.	Hang Seng China Enterprises Index

4.	Hang Seng Freefloat Index Series

5.	Hang Seng Total Return Index Series

6.	Hang Seng China H-Financials Index

7.	Hang Seng China AH Index Series

8.	Hang Seng China 50 Index

9.	Hang Seng Short and Leveraged Index Series

10.	Hang Seng REIT Index

11.	Hang Seng China A Industry Top Index

12.	Hang Seng Dividend Point Index Series

13.	Hang Seng Corporate Sustainability Index Series

14.	Hang Seng Risk Adjusted Index Series

15.	HSI Volatility Index

   END

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SCHEDULE 3

SYSTEMS AND SERVICES

1.	Terminals（Mega Trend, Grand Reference, Value Engine,）
2.	Pagers / PDA（Mobile Star, Mobile Fortune）
3.	Mobile Phones（Mobile Star, Mobile Fortune）
4.	Free-to-the-public Website (www.jrj.com.cn, www.stockstar.com)
5.	Fee-based Website（Web Mega Trend, Web Grand Reference, Web Value Engine）
6.	WAP Services (wap.jrj.com.hk)

END

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SCHEDULE 4

FEES AND CHARGES

1.	ANNUAL FEE

The Information Vendor has to pay an annual fee of *** on or before 31 December each year for service in the next calendar year.  For the initial term of this Agreement, the Information Vendor has to pay the annual fee on a pro-rata basis by reference to the actual number of days between the commencement date and 31 December of the first year.

2.	QUARTERLY FEE

-	The Information Vendor has to pay a fee on a quarterly basis and a minimum of *** per quarter will be charged if the total quarterly fee incurred is less than ***.

-
The services of per device, per user ID and per channel are calculated on the average number of each month-end in the quarter, while the service of per quote is calculated on the accumulated number of quotes in the quarter.

-	When the services of both per user ID and per website are used together, the Information Vendor is only required to pay the higher of per user ID or per website.

-	Information Vendor should keep at least 3-years' record of the number of devices. The Company reserves the right to audit such materials at any time.

-	PER DEVICE

-	A quarterly fee of terminals, display boards, pagers and PDA will be charged on per device.

-	The quarterly fee of terminals and display boards will apply to all local and overseas real-time subscribers.

-	Fee:

(a)	Terminals / Display Boards	Fee

First 2,000	*** per device per month
2,001 – 10,000	*** per device per month
Over 10,000	*** per device per month

(b	Pagers / PDA	Fee

First 2,000	*** per device per month
2,001 - 10,000	*** per device per month
Over 10,000	*** per device per month

-	PER USER ID

-	A quarterly fee of subscribers will be charged on per fee-based user ID.

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-	The quarterly fee will apply to all local and overseas real-time subscribers.

User ID	Fee

First 2,000	*** per user ID per month
2,001 – 10,000	*** per user ID per month
Over 10,000	*** per user ID per month

-	PER CHANNEL

-
A quarterly fee of websites, WAP content provider service, television broadcasting and downloadable applications developed / adapted for mobile devices such as Apple iPhones or iPads (“Mobile Aps”) will be charged on per channel basis.

-	Information Vendor must provide a hyperlink next to the index level in their websites connected to the Company's website at www.hsi.com.hk

-	(a) Websites / WAP / Mobile Aps

*** per channel per month, provided that Mobile Aps for Apple iPhone and iPad shall be grouped together and charged as one channel.

(b) Television Broadcasting

(i)	A flat charge of *** per month for one TV channel

(ii)	A flat charge of *** per month for two or more TV channels

-	PER QUOTE

-	A quarterly fee of mobile phones, voice response system and WAP mobile phone operator service will be charged on per quote.

Mobile Phones / Voice Response System / WAP

*** per quote charge

3.	FEES FOR DISSEMINATION OF DELAYED DATA

The fees for dissemination of data on 15-minute delayed basis will be ***.

4.	(a)
Taxes (including value added tax), duties and levies which may be imposed from time to time in relation to the fees and charges shall be paid by the Information Vendor and are not covered by the fees and charges.  The Information Vendor shall provide to the Company written evidence of payment of any taxes, duties and levies upon the Company’s request.

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(b)
The fees as set out in this paragraph 2 shall be payable by the Information Vendor within 30 days after the payment is due at each quarter-end together with a statement of the details of the calculation basis.

(c)	Interest will be payable on overdue fees charged under this Schedule at 20% per annum on a daily basis until the Company actually receives payment of such overdue fees in full.

END

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